UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 14, 2009
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 400 - 1445 West Georgia Street Vancouver, British Columbia, Canada	V6G 2T3
(Address of principal executive offices)	(Zip Code)

(604) 669-0323
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
1.01	Entry into a Material Definitive Agreement.
8.01	Other Events.
9.01	Financial Statements and Exhibits.

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01         Entry into a Material Definitive Agreement.

Effective on July 14, 2009, the Board of Directors of Douglas Lake Minerals Inc. (the "Company") ratified, confirmed and approved the Company's entering into of a new Joint Venture Agreement (the "New Agreement") with Mkuvia Maita ("Mr. Maita"), the registered holder of certain prospecting licenses (collectively, the "Prospecting Licenses"), covering an area of approximately 380 square kilometers located in the Liwale and Nachigwea Districts of Tanzania, and more particularly described as follows:

  Prospecting License No. 5673/2009;

  Prospecting License No. 5669/2009;

  Prospecting License No. 5664/2009; and

  Prospecting License No. 5662/2009.

The New Agreement, which is dated for reference June 5, 2009, supersedes and replaces the prior joint venture agreement as entered into by and between the Company and Mr. Maita (the "Prior Agreement") regarding prior prospecting licenses held by Mr. Maita over substantially the same area, known as the "Mkuvia Project", which is the focus of the Company's current exploration and development efforts.

Pursuant to the terms of the New Agreement the Company shall continue to have the right to enter, sample, drill and otherwise explore for minerals on the property underlying the Prospecting Licenses as granted by the Government of Tanzania under the Mining Act of 1998 and any other rights covered by the Prospecting Licenses.

In consideration for the entry into of the New Agreement the Company is required to pay Mr. Maita US$40,000 upon signing of the New Agreement. In addition, and upon commencement of any production on the property underlying the Prospecting Licenses, Mr. Maita is still entitled to receive a perpetual net smelter royalty return of 3% from any product realized from the property underlying the Prospecting Licenses under the New Agreement. By entering into the New Agreement, the Company is no longer required to pay Mr. Maita the balance of approximately US$460,000 in aggregate yearly cash payments previously due under the Prior Agreement in consideration, in part, of the Company reducing the current unexplored property area underlying the Prospecting Licenses by approximately 50 square kilometers.

A copy of the New Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 8 - OTHER EVENTS

Item 8.01         Other Events.

The Company has been advised that the Ministry of Energy and Minerals of the Republic of Tanzania has granted Mr. Maita the Prospecting Licenses for a period of 36 months from June 12, 2009 through June 12, 2012.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits.

(a)        Financial Statements and Exhibits.

Not applicable.

(b)        Pro forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.

Submitted herewith:

Exhibit	Description
10.1	Joint Venture Agreement between the Company and Mkuvia Maita.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS LAKE MINERALS INC.
DATE: July 14, 2009.	By: s/s "Harp Sangha"_____________ Name: Harpreet (Harp) Singh Sangha Position: Chief Executive Officer, Principal Executive Officer and a director

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